UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PATHEON N.V.

(Name of Registrant as Specified In Its Charter)

THERMO FISHER SCIENTIFIC INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:
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This Schedule 14A filing relates to a planned tender offer by Thermo Fisher (CN) Luxembourg S.à r.l. (“Purchaser”), a wholly owned subsidiary of Thermo Fisher Scientific Inc. (“Thermo Fisher”), to acquire all of the issued and outstanding ordinary shares, par value EUR 0.01 per share, of Patheon N.V. (“Patheon”), pursuant to a Purchase Agreement, dated as of May 15, 2017, by and between Purchaser, Thermo Fisher and Patheon. This Schedule 14A filing consists of a Letter to Patheon employees from Marc Casper, CEO of Thermo Fisher, dated May 16, 2017.

Forward-Looking Statements

This communication contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements, but other statements that are not historical facts may also be deemed to be forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent and pending acquisitions, including the proposed transaction, may not materialize as expected; the proposed transaction not being timely completed, if completed at all; prior to the completion of the transaction, Patheon’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities; difficulty retaining key employees; the outcome of any legal proceedings related to the proposed transaction; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in any subsequent Quarterly Reports on Form 10-Q and other documents Thermo Fisher files with the SEC, and in Patheon’s Annual Report on Form 10-K for the year ended October 31, 2016 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended January 31, 2017, each of which is on file with the SEC and available in the “Investor Relations” section of Patheon’s website, ir.patheon.com, under the heading “SEC Filings,” and in other documents Patheon files with the SEC. While Thermo Fisher or Patheon may elect to update forward-looking statements at some point in the future, Thermo Fisher and Patheon specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or Patheon’s views as of any date subsequent to today.

Additional Information and Where to Find It

The tender offer referenced herein has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of Patheon or any other securities, nor is it a substitute for the tender offer materials that Thermo Fisher and its acquisition subsidiary will file with the SEC. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Thermo Fisher and/or its acquisition subsidiary and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by Patheon with respect to the tender offer. The offer to purchase all of the outstanding ordinary shares of Patheon will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. Patheon will also file a proxy statement with the SEC in connection with the extraordinary general meeting of shareholders of Patheon at which the Patheon shareholders will vote on certain proposed resolutions in connection with the transaction (the “EGM Proposals”).

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE PROXY

STATEMENT WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF PATHEON ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES OR MAKING ANY VOTING DECISION.

The tender offer materials (including the offer to purchase and the related letter of transmittal and certain other tender offer documents), the solicitation/recommendation statement and the proxy statement (when they become available) and other documents filed with the SEC by Thermo Fisher or Patheon, may be obtained free of charge at the SEC’s website at www.sec.gov or at Patheon’s website at www.patheon.com or by contacting Patheon’s investor relations department at 919-226-3165 or at Thermo Fisher’s website at www.thermofisher.com or by contacting Thermo Fisher’s investor relations department at 781-622-1111. In addition, investors and shareholders of Patheon may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the tender offer statement on Schedule TO.

Participants in the Solicitation

Patheon, its directors and executive officers and other members of its management and employees, as well as Thermo Fisher and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Patheon’s shareholders in connection with the EGM Proposals. Information about Patheon’s directors and executive officers and their ownership of Patheon ordinary shares is set forth in the proxy statement for Patheon’s 2017 annual general meeting of shareholders, which was filed with the SEC on January 26, 2017. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2017 annual meeting of stockholders, which was filed with the SEC on April 4, 2017. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Patheon’s directors and executive officers in the transaction, which may be different than those of Patheon’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.

Letter to Patheon N.V. Employees from Marc Casper, Chief Executive Officer of Thermo Fisher Scientific Inc., dated May 16, 2017

Marc N. Casper President and Chief Executive Officer

May 16, 2017

Dear Patheon employees,

On behalf of our entire team, I look forward to welcoming you to the Thermo Fisher family. Our agreement to acquire Patheon is very exciting, and represents an important step in our efforts to enhance our depth of capabilities for our biotech and pharmaceutical customers.

If you don’t know us already, Thermo Fisher is the world leader in serving science, with revenues of $18 billion and more than 55,000 employees in 50 countries. We are proud of our Mission, which is to enable our customers to make the world healthier, cleaner and safer. We fulfill this Mission by helping our customers develop new cancer diagnostics and treatments, monitor the water we drink and the air we breathe, and ensure that our food supplies are safe. These are just a few examples of why we’re inspired to come to work every day.

Patheon is a great fit for Thermo Fisher. Your development and manufacturing capabilities are an excellent complement to our industry-leading offering for biotech and pharmaceutical customers. We have tremendous respect for Patheon and the leading capabilities you’ve built to serve the high-growth $40 billion CDMO market.

Thermo Fisher is the leading supplier to the biotech and pharmaceutical industry, supporting research, clinical trials and production. We have become a trusted outsourcing partner by providing clinical trials logistics services over the past decade. By combining our capabilities with Patheon’s CDMO services, Thermo Fisher will be an even stronger partner for these customers. Together, our extensive and deep relationships in the industry will also enable significant cross-selling opportunities. For example, having biologics development and manufacturing capabilities as well as bioproduction technologies in one company will open new avenues of growth for both companies.

We have tremendous respect for the Patheon team, and we share your commitment quality and service excellence, as it is directly aligned with our focus on helping our customers accelerate innovation and drive productivity. In our company, we live by our 4i Values of Integrity, Intensity, Innovation and Involvement, and we believe Patheon employees will identify with these values as well. And even more importantly, our employees benefit by being part of an industry-leading company that continues to grow, which offers many opportunities for career development and advancement.

In the coming weeks, we look forward to working with the Patheon leadership team to complete the transaction and to welcoming Patheon employees to Thermo Fisher.

I hope you are as excited about this combination as we are. Together, we will play an even bigger role in enabling our customers to create a healthier world.

Sincerely,

Marc N. Casper

President and Chief Executive Officer